Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ford Motor Company’s Annual Report on Form 10-K for the year ended as of December 31, 2010.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
February 28, 2011

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